As filed with the Securities and Exchange Commission on December 22, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2373424
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2300 Windy Ridge Parkway
Suite 700
Atlanta, GA 30339
(Address of Principal Executive Offices, Including Zip Code)

Manhattan Associates, Inc. Stock Incentive Plan
(Full title of the Plan)

David K. Dabbiere, Esq.	Copy to:
Senior Vice President,	Larry W. Shackelford, Esq.
Chief Legal Officer and Secretary	Morris, Manning & Martin, LLP
Manhattan Associates, Inc.	1600 Atlanta Financial Center
2300 Windy Ridge Parkway, Suite 700	3343 Peachtree Road, N.E.
Atlanta, Georgia 30339	Atlanta, Georgia 30326
(770) 955-7070	(404) 233-7000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service.)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share (1)	Price	Registration Fee
Common Stock, $.01 par value per share	1,047,853 shares	$30.05	$31,487,982.65	$3,369.21

(1)	Computed in accordance with Rule 457(c) and (h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on December 19, 2006.

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE
REGISTRATION STATEMENT
     Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8, filed with the Securities and Exchange Commission on August 4, 1998 (File No. 333-60635), September 14, 2000 (File No. 333-45802), September 5, 2001 (File No. 333-68968), June 6, 2003 (File No. 333-105913) and October 27, 2005 (File No. 333-129272) relating in part to the registration of an aggregate of 14,962,257 shares of the Registrant’s common stock authorized for issuance under the Manhattan Associates, Inc. Stock Incentive Plan, are incorporated by reference in their entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 1,047,853 shares of the Registrant’s common stock to be issued under that Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to employees and/or directors of Manhattan Associates, Inc. as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents are incorporated herein by reference:
(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 15, 2006 (File No. 000-23999);

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, filed with the Commission on May 4, 2006, August 4, 2006 and November 9, 2006, respectively (File No. 000-23999);

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 4, 2006, April 25, 2006, July 25, 2006 and October 24, 2006, respectively (File No. 000-23999);

(d)	the description of the Registrant’s common stock, $.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 6, 1998 (File No. 000-23999); and

(e)	the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 4, 1998 (File No. 333-60635), September 14, 2000 (File No. 333-45802), September 5, 2001 (File No. 333-68968), June 6, 2003 (File No. 333-105913) and October 27, 2005 (File No. 333-129272).
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.
     The Registrant hereby undertakes to provide without charge to each person to whom a prospectus relating to this Registration Statement is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference into the information that this Registration Statement incorporates). Written or telephone requests should be directed to Investor Relations Department, Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339; telephone: (770) 955-7070.

Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998).

4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the period ended September 30, 2003 (File No. 333-23999), filed on November 14, 2003).

4.3	Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998).

4.4
First Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.5
Second Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.6
Third Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.7
Fourth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 000-23999), filed on March 30, 2000).

4.8
Fifth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-68968), filed on September 5, 2001).

4.9	Sixth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement (File No. 000-23999) filed on April 24, 2002).

4.10
Seventh Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 (File No. 333-105913), filed on June 6, 2003).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (following signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 22nd day of December, 2006.

MANHATTAN ASSOCIATES, INC.
By:	/s/ Dennis B. Story
Dennis B. Story
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter F. Sinisgalli and John J. Huntz, Jr. as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Peter F. Sinisgalli Peter F. Sinisgalli	Chief Executive Officer, President and Director (Principal Executive Officer)	December 22, 2006

/s/ Dennis B. Story Dennis B. Story	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2006

/s/ John J. Huntz, Jr. John J. Huntz, Jr.	Chairman of the Board	December 22, 2006

/s/ Brian J. Cassidy Brian J. Cassidy	Director	December 22, 2006

/s/ Paul R. Goodwin Paul R. Goodwin	Director	December 22, 2006

/s/ Thomas E. Noonan Thomas E. Noonan	Director	December 22, 2006

/s/ Deepak Raghavan Deepak Raghavan	Director	December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998).

4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the period ended September 30, 2003 (File No. 333-23999), filed on November 14, 2003).

4.3	Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998).

4.4
First Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.5
Second Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.6
Third Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999).

4.7
Fourth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 000-23999), filed on March 30, 2000).

4.8
Fifth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-68968), filed on September 5, 2001).

4.9	Sixth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement (File No. 000-23999) filed on April 24, 2002).

4.10
Seventh Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 (File No. 333-105913), filed on June 6, 2003).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (following signature page).

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